                                                                      EXHIBIT 21

                                         State or Other      % Of
                                          Jurisdiction    Securities
                                            In Which       Owned by
 Subsidiaries of Registrant (1)           Incorporated    Registrant
- ---------------------------------------------------------------------------
Allied Products Finance Corporation          Delaware        100%       (2)


Aurora Corporation of Illinois.....          Illinois        100%       (2)


Allied Products Financial Services
   Corporation.....................          Delaware        100%       (2)


(1) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2)  Subsidiary included in consolidated financial statements.




03/06/95